  EXHIBIT 10.9

INDEMNIFICATION AGREEMENT

                THIS INDEMNIFICATION AGREEMENT (this “Agreement”), is entered into and effective as of April 15, 2022 (the “Effective Date”), by and between Phoenixus AG, a stock corporation organized and existing under the laws of Switzerland (“Phoenixus”), and Anne Kirby (the “Manager”) (collectively, the “Parties”)

                WHEREAS, the Manager will serve as a member of the Board of Directors of Regnum Corp. (the “Regnum Services”) pursuant to the Manager and Chief Executive Officer Services Agreement between Regnum Corp. and the Manager dated April 15, 2022 (the “Manager Services Agreement”);

                WHEREAS, Phoenixus intends to provide certain indemnification to the Manager, subject to the terms of this Agreement, for the period of time in which the Manager shall perform the Regnum Services; and

WHEREAS, the Parties acknowledge and agree that this Agreement is intended to memorialize the terms and conditions of a prior agreement and understanding between the Parties as of April 7, 2021 (the “Reference Date”) with respect to the subject matter hereof and the rights and obligations of the Parties described herein, and that any and all acts or omissions taken by either Party in accordance with the terms hereof since the Reference Date shall be deemed to have been taken in accordance with, and authorized pursuant to, this Agreement, with the same force and effect as if such acts or omissions were taken following the Effective Date.

                NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties expressly agree to the terms and conditions contained in this Agreement.

1. INDEMNIFICATION

1.1 Scope/Timing of Indemnification; Advances

(a) In the event the Manager was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, Phoenixus shall indemnify the Manager as soon as practicable but in any event no later than thirty (30) days after written demand is presented to Phoenixus, against any and all properly documented Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of such Claim actually and reasonably incurred by or on behalf of the Manager in connection with such Claim and any federal, state, local or foreign taxes imposed on the Manager as a result of the actual or deemed receipt of any payments under this Agreement.

(b) The total amount payable by Phoenixus by way of indemnification pursuant to this Section 1.1 shall not exceed Five Million Dollars ($5,000,000) in the aggregate for all Claims.

(c) If requested by the Manager, Phoenixus shall advance all Expenses incurred by or on behalf of the Manager in connection with any Claim, including a Claim by or in the right of the Manager (except with respect to any Claim described in Section 1.1(e) below, for which no advances of Expenses shall be made), in which the Manager is involved by reason of the Manager’s status as a manager or officer of Regnum within ten (10) business days after the receipt by Phoenixus of a written statement from the Manager requesting such advance or advances from time to time, whether prior to or after final disposition of such Claim. The Manager hereby undertakes to repay any and all of the amount of Expenses paid to the Manager if it is finally determined by a court of competent jurisdiction that the Manager is not entitled under this Agreement to indemnification with respect to such Expenses. This undertaking is an unlimited general obligation of the Manager.

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(d) Phoenixus’s obligations under this section shall be in addition to, and not in derogation of, any rights the Manager may have against Phoenixus to indemnification, whether by statute, contract or otherwise, and Phoenixus’s obligation pursuant to this Section 1.1(d) apply to Indemnifiable Events that occurred during the period in which Manager was performing CEO Duties and/or Board Services (as such duties and services are defined in the Manager Services Agreement) regardless of the Manager’s employment status at the time a Claim is brought forward.

(e) Notwithstanding anything in this Agreement to the contrary, the Manager shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim (i) initiated by the Manager against Phoenixus, any of its subsidiaries or affiliated or related entities (including but not limited to Regnum Corp.), or any of its or their managers or officers, unless Phoenixus has joined in or consented to the initiation of such Claim; or (ii) made on account of the Manager’s conduct which constitutes a breach of the Manager’s duty of loyalty to Phoenixus or Regnum Corp. or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

1.2 Definitions

(a) A “Claim” is any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any inquiry, hearing or investigation whether conducted by Phoenixus, Regnum Corp. or any other party, whether civil, criminal, administrative, investigative or other.

(b) “Expenses” include reasonable attorneys’ fees and all other reasonably necessary costs, fees, expenses and obligations of any nature whatsoever paid or incurred in connection with investigating, defending, being a witness in or participating in (including appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

(c) An “Indemnifiable Event” is any event or occurrence (whether before or after the date hereof) related to the fact that the Manager is or was a manager, officer, employee, director, consultant, agent or fiduciary of or to Regnum Corp. or by reason of anything done or not done by the Manager in any such capacity.

2. TERM AND TERMINATION; EFFECT; SURVIVAL

Notwithstanding anything in the Manager Services Agreement to the contrary, this Agreement shall terminate on the earlier to occur of (1) July 28, 2022 and (2) the date on which Regnum Corp. has in place D&O insurance covering a liability amount and providing a risk coverage comparable to the liability amount and the risk coverage under the D&O Insurance which subsidiaries of Phoenixus AG have in place or are beneficiaries of as of the date of this Agreement, at which time the Manager shall be covered by the D&O Insurance and Indemnification provisions of the Manager Services Agreement (such date, the “Termination Date”). Accordingly, except as otherwise described herein, the rights and obligations described in this Agreement shall commence on the Effective Date and shall automatically terminate (unless otherwise herein stated as surviving termination) without further action of any Party hereto and be of no further force and effect upon the Termination Date, unless renewed by the Parties in writing prior to the Termination Date.

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3. MISCELLANEOUS

3.1 No Employment Relationship

For the avoidance of doubt, nothing contained herein shall be construed as creating an employment relationship between the Manager on the one hand and Phoenixus or any of its subsidiaries on the other hand.

3.2 Severability

If any of the provisions or clauses of this Agreement shall be or become void or be held invalid, all other provisions shall remain in full force and effect. The Parties shall agree upon other provisions, valid in form and substance, in order to replace the void or invalid provisions and accomplish as nearly as possible the purpose and intent of the void or invalid provisions.

3.3 Entire Agreement and Amendments

This Agreement constitutes the entire understanding between the Manager and Phoenixus relating to the subject matter herein contained. Any changes, additions or amendments (including the waiver of this provision) shall be mutually agreed in writing. This Agreement shall be equally binding upon each party’s lawful successors and assignees.

3.4 Counterparts

This Agreement shall be executed in two counterparts, one for each party.

3.5 Governing Law and Jurisdiction

This Agreement, and all disputes arising out of or relating to this Agreement, shall be governed by and be construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts or choice of laws, regardless of the place of execution or performance of this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the dates below, to be effective as of the Effective Date specified herein.

MANAGER: By: Name:	PHOENIXUS AG: By: Name: Title:

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